Exhibit 99.1

Monster Worldwide Reports Fourth Quarter and Full Year 2015 Results

➢	Fourth Quarter Highlights:

•	Company Exceeds Expectations on All Profitability Metrics For the 6th Consecutive Quarter

◦	Adjusted EBITDA From Continuing Operations of $28.9 Million Increases 36% Year over Year and 3% Sequentially

◦	Adjusted EBITDA Margin From Continuing Operations Expands to 18.1% from 12.2% in Fourth Quarter 2014 and 16.8% in the Third Quarter 2015

◦	Non-GAAP EPS of $0.12 More Than Doubles from Fourth Quarter 2014; GAAP EPS of $0.62 Including the Gain on JobKorea Sale

•	Revenue of $159.2 Million Down 6% at Constant Currency and 9% at Actual Rates Year over Year

•	Cash Flow From Operations of $18.7 Million With Strong Improvement in Liquidity

•	Repurchased 1.3 Million Shares of Common Stock in the Fourth Quarter Totaling $8 Million

➢	Monster Social Job Ads Distribution Extended to Facebook

➢	US Joint Venture Formed with kununu™, the Leading Review - Based Employer Branding and Transparency Platform in Europe

➢	Company Expects Full Year 2016 Cash EBITDA to be $85 Million to $100 Million, an increase of 30% Year over Year at the Midpoint

Weston, MA, February 11, 2016 - Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the fourth quarter and full year ended December 31, 2015.
“We are pleased to report solid improvement in earnings and cash generation consistent with our plan despite less than expected revenue for the fourth quarter. While we have much more work to do to fully implement our All the Jobs, All the People strategy, we made real progress during 2015,” said Tim Yates, Chief Executive Officer of Monster. “Business trends improved on a year over year basis while new products continue to be an increasing percentage of our overall business. The progress we showed in growing the revenue and profit in our European business continued this quarter and a number of our channels in North America showed strong performance. We underperformed in North America in our transactional business as a result of competitive pressures and seasonality, as well as macro considerations in Canada. We have implemented a number of actions which we believe will improve our performance going forward, remain fully committed to revenue and cash flow growth in 2016, and expect to generate Cash EBITDA in the range of $85 million to $100 million. During the quarter, we repurchased 1.3 million shares as part of the stock buyback plan and our board has given us the flexibility to be more aggressive in implementing this program to take advantage of the current market opportunity.”

Fourth Quarter 2015 Results
Revenue from continuing operations of $159.2 million decreased 6% at constant currency and 9% at actual rates compared to last year’s fourth quarter. Revenue from the Company’s Careers - North America operations decreased 8% year over year to $112.1 million. Revenue from Careers - International of $47.1 million was down slightly year over year at constant currency and decreased 11% at actual rates. As of the first quarter of 2015, Internet Advertising & Fees revenue and operating results are being reported within the Careers - North America segment. Historical quarterly revenue data is available in the Company’s supplemental financial information.
Total GAAP operating expenses from continuing operations decreased to $152.0 million compared to $183.3 million, excluding a $325.8 million goodwill impairment charge, in the fourth quarter of 2014. Net loss from continuing operations in the fourth quarter was $2.1 million, or $0.02 per share, compared to a loss from continuing operations of $290.9 million, or $3.33 per share, in the comparable quarter in 2014.
Non-GAAP net income from continuing operations was $10.6 million, or $0.12 per share, compared to $4.9 million, or $0.05 per share in last year’s fourth quarter. Adjusted EBITDA margin of 18.1% was led by Careers - North America with a 27.7% Adjusted EBITDA margin. Pro-forma items are described in the "Notes Regarding the Use of Non-GAAP Financial Measures" and are reconciled to the GAAP measure in the accompanying tables.
Net cash provided by operating activities was $18.7 million and free cash flow was $11.4 million. Deferred revenue from continuing operations increased sequentially to $279.8 million compared to $251.1 million as of September 30, 2015. The Company ended the 2015 fourth quarter with improved total available liquidity of approximately $267.8 million compared to $156.8 million at the end of the third quarter of 2015.

Monster Social Jobs Expands to Facebook
In a separate news release today, Monster announced the expansion of Monster Social Job Ads, its programmatic social recruitment advertising platform, beyond Twitter to distribute job ads on Facebook. Monster Social Job Ads is a first-of-a-kind recruitment advertising integration with major social platforms, using exclusive professional information to target potential active and passive candidates.

Joint Venture Agreement with kununu™
Monster is also announcing today its entry into a joint venture with kununu GmbH, a subsidiary of XING AG. kununu™ is the European leader in providing employer transparency through ratings, reviews and employer branding. Initially focused on the US market, this joint venture will test the delivery of content-rich employer reviews and ratings sourced from current and former employees and candidates. This information is designed to help better inform consumers about the companies they might work for, and provides several new tools for employers to better manage their talent brands and engage prospective candidates, including sellable branding and brand management products.

Full Year 2015 Results
Monster Worldwide reported total revenue from continuing operations of $666.9 million for the twelve months ended December 31, 2015 compared to $725.6 million in the same period last year, a 4% decrease on a constant currency basis and 8% at actual rates. GAAP net income from continuing operations was $13.2 million, or $0.14 per share, compared to a loss of $293.5 million, or $3.33 per share, in 2014.

Share Repurchase Program
In the fourth quarter of 2015, the Company repurchased 1.3 million shares of the Company’s common stock at a value of $8.0 million. In October 2015, the Board of Directors authorized a $75 million share repurchase program over a period of 24 months. The Company intends to repurchase shares under the new authorization as a percentage of future generated free cash flow, which can be adjusted periodically.

Guidance
First quarter 2016 Non-GAAP EPS from continuing operations is expected to be in the range of $0.06 to $0.10, which excludes $2 million to $3 million of stock-based compensation and $1.2 million of non-cash debt discount amortization related to the convertible debt. Historical data on Non-GAAP EPS is available in the Company’s supplemental financial information.
The Company is initiating annual Cash EBITDA guidance, which is defined as operating income excluding depreciation, amortization and stock-based compensation. The Company expects Cash EBITDA for the full year 2016 to be in the range of $85 million to $100 million.

Conference Call and Webcast
Fourth quarter 2015 results will be discussed on Monster Worldwide’s quarterly conference call on February 11, 2016 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 317-6003 or (412) 317-6061 and reference conference ID# 9361666. A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.
The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.
For a replay of the conference call, please dial (877) 344-7529 or (412) 317-0088 and reference ID# 100793397. This number is valid until midnight on February 18, 2016.

Contacts
Investors: Bob Jones, (212) 351-7032, bob.jones@monster.com
Media:     Matt Anchin, (212) 351-7528, matt.anchin@monster.com

About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW) is a global leader in connecting people to jobs, wherever they are. For more than 20 years, Monster has helped people improve their lives with better jobs, and employers find the best talent. Today, the Company offers services in more than 40 countries, providing some of the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities. Monster continues its pioneering work of transforming the recruiting industry with advanced technology using intelligent digital, social and mobile solutions, including our flagship website monster.com® and a vast array of products and services. For more information visit http://monster.com/about.

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share for the first quarter of 2016 and Cash EBITDA for the full year 2016. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that its presentation of Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations, income from discontinued operations, net of tax, net income, net income attributable to Monster Worldwide, Inc., and diluted earnings per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma items including: non-cash stock based compensation expense; costs incurred in connection with the Company’s restructuring programs; separation charges associated with the resignation of the Company’s former Chief Executive Officer; non-cash impairment charges; impairment of capitalized software costs; amortization of the debt discount and deferred financing costs associated with our 3.50% convertible senior notes due 2019; write-off of deferred financing costs relating to our former credit facility, amended in October 2014; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; income tax provisions for increased valuation allowances on deferred tax assets; gain on deconsolidation of subsidiaries and tax provisions thereon; the results of our former South Korean subsidiary as it has been classified as discontinued operations; net gain recognized on the sale of our former South Korean subsidiary; gain on partial sale of an equity method investment and tax provisions thereon; and charges related to exited facilities.

In the first quarter of the calendar year 2015, the Company began to utilize a fixed long-term projected Non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. When projecting this long-term rate, the Company evaluated a five-year financial projection comprising the current and the next four years that exclude the income tax effects of the Non-GAAP pre-tax items described above, eliminates the effects of non-recurring and period specific items which can vary in size and frequency, and is reflective of the anticipated future geographic mix of income among tax jurisdictions. The projected rate also assumes no new acquisitions or disposals in the five-year period, eliminates the effect of tax valuation allowances, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The Non-GAAP tax rate is 35%. The Company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, which may include (but are not limited to) for example, significant changes in the geographic earnings mix including future acquisition or disposition activity, having less income than anticipated, or fundamental tax law changes in major jurisdictions where the Company operates.

Non-GAAP diluted shares includes the impact, based on the average share price for the period, of the Company’s outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share, but are expected to mitigate the dilutive effect of the Company’s 3.50% convertible senior notes due 2019.

The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, (benefit from) provision for income taxes, interest and other, net, gain on deconsolidation of subsidiaries, net, gain on partial sale of equity method investment, depreciation and amortization, non-cash compensation expense, non-cash impairment charges, costs incurred with the Company’s restructuring programs, and the impact of the pro-forma items discussed above. The Company considers Adjusted EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Cash EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, (benefit from) provision for income taxes, interest and other, net, gain on deconsolidation of subsidiaries, net, gain on partial sale of equity method investment, depreciation, amortization, non-cash compensation expense and certain non-cash impairment charges. The Company considers Cash EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Cash EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flows from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities, plus unused borrowings under our credit facility. The Company considers net cash and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and total available liquidity are presented herein as Non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue	$159,209	$175,314	$666,903	$725,571
Salaries and related	71,375	103,047	325,875	394,915
Office and general	48,553	49,246	179,983	201,442
Marketing and promotion	28,086	30,961	119,177	139,469
Restructuring and other special charges	3,992	—	32,779	—
Goodwill impairment	—	325,800	—	325,800
Total operating expenses	152,006	509,054	657,814	1,061,626
Operating income (loss)	7,203	(333,740)	9,089	(336,055)
Gain on partial sale of equity method investment	—	—	8,849	—
Gain on deconsolidation of subsidiaries, net	—	—	—	11,828
Interest and other, net	(3,423)	(3,825)	(13,712)	(8,948)
Income (loss) before income taxes and income (loss) in equity interests	3,780	(337,565)	4,226	(333,175)
Provision for (benefit from) income taxes	6,018	(46,697)	(8,469)	(39,782)
Income (loss) in equity interests, net	144	(78)	465	(78)
(Loss) income from continuing operations	(2,094)	(290,946)	13,160	(293,471)
Income from discontinued operations, net of tax	58,508	2,755	64,513	9,664
Net income (loss)	56,414	(288,191)	77,673	(283,807)
Net income attributable to noncontrolling interest	(349)	(1,528)	(4,061)	(5,482)
Net income (loss) attributable to Monster Worldwide, Inc.	$56,065	$(289,719)	$73,612	$(289,289)

*Basic earnings (loss) per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(0.02)	$(3.33)	$0.15	$(3.33)
Income from discontinued operations, net of tax	0.64	0.01	0.67	0.05
Basic earnings (loss) per share attributable to Monster Worldwide, Inc.	$0.62	$(3.31)	$0.82	$(3.29)

*Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(0.02)	$(3.33)	$0.14	$(3.33)
Income from discontinued operations, net of tax	0.64	0.01	0.64	0.05
Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.	$0.62	$(3.31)	$0.78	$(3.29)

Weighted average shares outstanding:
Basic	90,205	87,478	89,942	88,045
Diluted	90,205	87,478	94,867	88,045

Reconciliation of (loss) income from continuing operations to Adjusted EBITDA
(Loss) income from continuing operations	$(2,094)	$(290,946)	$13,160	$(293,471)
(Income) loss in equity interests, net	(144)	78	(465)	78
Provision for (benefit from) income taxes	6,018	(46,697)	(8,469)	(39,782)
Interest and other, net	3,423	3,825	13,712	8,948
Gain on deconsolidation of subsidiaries, net	—	—	—	(11,828)
Gain on partial sale of equity method investment	—	—	(8,849)	—
Depreciation and amortization of intangibles	10,705	11,775	44,390	47,317
Stock-based compensation	287	11,366	11,673	34,914
Goodwill impairment	—	325,800	—	325,800
Impairment of indefinite lived intangible	—	1,000	—	1,000
Restructuring non-cash charges	690	—	4,916	—
Separation costs	—	4,603	2,000	4,603
Impairment of capitalized software costs	6,703	—	6,703	—
Facilities costs	—	500	—	7,729
Restructuring and other special charges, less non-cash items	3,302	—	27,863	—
Adjusted EBITDA	$28,890	$21,304	$106,634	$85,308
*Earnings (loss) per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Cash flows provided by operating activities:
Net income (loss)	$56,414	$(288,191)	$77,673	$(283,807)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,797	12,095	45,422	48,643
Provision for doubtful accounts	586	417	1,825	1,707
Stock-based compensation	311	11,439	11,782	35,357
Deferred income taxes	4,908	(46,873)	6,395	(43,418)
Non-cash restructuring charges	690	—	4,916	—
Impairment of investment and indefinite lived intangible	—	2,070	—	2,070
Goodwill impairment	—	325,800	—	325,800
(Income) loss in equity interests, net	(144)	78	(465)	78
Gain on deconsolidation of subsidiaries	—	—	—	(13,647)
Amount reclassified from accumulated other comprehensive income	3,589	—	3,589	1,819
Gain on partial sale of equity method investment	—	—	(8,849)	—
Excess income tax benefit from equity compensation plans	—	—	—	(199)
Impairment of capitalized software costs	6,703	—	6,703	—
Gain from sale of remaining interest in subsidiary	(76,100)	—	(76,100)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(31,041)	(24,789)	9,197	40,567
Prepaid and other	19,578	(1,663)	29,357	(12,508)
Deferred revenue	29,701	24,256	(9,416)	(32,716)
Accounts payable, accrued liabilities and other	(7,319)	12,372	(28,266)	13,009
Total adjustments	(37,741)	315,202	(3,910)	366,562
Net cash provided by operating activities	18,673	27,011	73,763	82,755
Cash flows provided by (used for) investing activities:
Capital expenditures	(7,296)	(9,087)	(28,900)	(39,843)
Payments for acquisitions, net of cash acquired	—	—	—	(27,005)
Investment in Alma Career Oy	(2,369)	—	(2,369)	(6,516)
Dividends received from equity investment and other	(750)	(941)	898	(2,163)
Capitalized patent defense costs	—	(1,577)	(2,305)	(4,539)
Cash received from partial sale of equity method investment	—	—	9,128	—
Net proceeds received from sale of remaining interest in subsidiary	71,425	—	71,425	—
Net cash provided by (used for) investing activities	61,010	(11,605)	47,877	(80,066)
Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities	—	66,100	32,100	146,400
Payments on borrowings on credit facilities	—	(184,200)	(32,100)	(192,300)
Proceeds from borrowings on term loan	—	90,000	—	90,000
Payments on borrowings on term loan	(2,568)	(84,750)	(16,318)	(91,625)
Proceeds from Convertible notes	—	143,750	—	143,750
Fees paid on the issuance of debt and purchase of capped call	—	(23,111)	(1,110)	(23,111)
Repurchase of common stock	(8,016)	—	(8,016)	(52,070)
Tax withholdings related to net share settlements of restricted stock awards and units	(645)	(5,551)	(8,684)	(10,565)
Excess income tax benefit from equity compensation plans	—	—	—	199
Distribution paid to minority shareholder	—	—	(10,018)	(3,021)
Net cash (used for) provided by financing activities	(11,229)	2,238	(44,146)	7,657
Effects of exchange rates on cash	(462)	(3,723)	(3,876)	(4,630)
Net increase in cash and cash equivalents	$67,992	$13,921	$73,618	$5,716
Cash and cash equivalents from continuing operations, beginning of period	$88,389	$61,399	$72,030	$70,066
Cash and cash equivalents from discontinued operations, beginning of period	11,534	18,977	22,267	18,515
Cash and cash equivalents, beginning of period	$99,923	$80,376	$94,297	$88,581
Cash and cash equivalents from continuing operations, end of period	$167,915	$72,030	$167,915	$72,030
Cash and cash equivalents from discontinued operations, end of period	—	22,267	—	22,267
Cash and cash equivalents, end of period	$167,915	$94,297	$167,915	$94,297

Free cash flow:
Net cash provided by operating activities	$18,673	$27,011	$73,763	$82,755
Less: Capital expenditures	(7,296)	(9,087)	(28,900)	(39,843)
Free cash flow	$11,377	$17,924	$44,863	$42,912

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2015	December 31, 2014
Assets:

Cash and cash equivalents	$167,915	$72,030
Accounts receivable, net	260,518	279,569
Property and equipment, net	110,143	117,191
Goodwill and intangibles, net	524,373	531,195
Investment in unconsolidated affiliates	21,566	20,700
Other assets	75,394	125,448
Assets of discontinued operations	—	71,018
Total Assets	$1,159,909	$1,217,151

Liabilities and Stockholders' Equity:

Accounts payable, accrued expenses and other current liabilities	$137,069	$154,103
Deferred revenue	279,815	297,636
Current portion of long-term debt	10,792	9,563
Long-term income taxes payable	36,348	54,636
Long-term debt, net, less current portion	188,457	201,821
Other long-term liabilities	26,022	16,635
Liabilities of discontinued operations	—	8,012
Total Liabilities	$678,503	$742,406

Stockholders' Equity	481,406	474,745
Total Liabilities and Stockholders' Equity	$1,159,909	$1,217,151

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31, 2015				Three Months Ended December 31, 2014
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$159,209	$—		$159,209	$175,314	$—		$175,314
Salaries and related	71,375	(287)	a	71,088	103,047	(15,969)	a	87,078
Office and general	48,553	(6,703)	d	41,850	49,246	(1,500)	c	47,746
Marketing and promotion	28,086	—		28,086	30,961	—		30,961
Restructuring and other special charges	3,992	(3,992)	b	—	—	—		—
Goodwill impairment	—	—		—	325,800	(325,800)	e	—
Total operating expenses	152,006	(10,982)		141,024	509,054	(343,269)		165,785
Operating income (loss)	7,203	10,982		18,185	(333,740)	343,269		9,529
Operating margin	4.5%			11.4%	(190.4%)			5.4%
Interest and other, net	(3,423)	1,250	h	(2,173)	(3,825)	2,361	h	(1,464)
Income (loss) before income taxes and income in equity interests	3,780	12,232		16,012	(337,565)	345,630		8,065
Provision for (benefit from) income taxes	6,018	(430)	j	5,588	(46,697)	49,743	i,j	3,046
Income (loss) in equity interests, net	144	—		144	(78)	—		(78)
(Loss) income from continuing operations	(2,094)	12,662		10,568	(290,946)	295,887		4,941
Income from discontinued operations, net of tax	58,508	(58,508)	k	—	2,755	(2,755)	k	—
Net income (loss)	56,414	(45,846)		10,568	(288,191)	293,132		4,941
Net income attributable to noncontrolling interest	(349)	349		—	(1,528)	1,528		—
Net income (loss) attributable to Monster Worldwide, Inc.	$56,065	$(45,497)		$10,568	$(289,719)	$294,660		$4,941
*Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:
(Loss) Income from continuing operations	$(0.02)	$0.14		$0.12	$(3.33)	$3.38		$0.05
Income from discontinued operations, net of tax	0.64	(0.64)		—	0.01	(0.01)		—
*Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:	$0.62	$0.50		$0.12	$(3.31)	$3.37		$0.05
Weighted average shares outstanding:
Diluted	90,205	774	l,m	90,979	87,478	3,186	m	90,664

	Twelve Months Ended December 31, 2015				Twelve Months Ended December 31, 2014
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$666,903	$—		$666,903	$725,571	$—		$725,571
Salaries and related	325,875	(13,672)	a	312,203	394,915	(39,517)	a	355,398
Office and general	179,983	(6,703)	d	173,280	201,442	(8,729)	c	192,713
Marketing and promotion	119,177	—		119,177	139,469	—		139,469
Restructuring and other special charges	32,779	(32,779)	b	—	—	—		—
Goodwill impairment	—	—		—	325,800	(325,800)	e	—
Total operating expenses	657,814	(53,154)		604,660	1,061,626	(374,046)		687,580
Operating income (loss)	9,089	53,154		62,243	(336,055)	374,046		37,991
Operating margin	1.4%			9.3%	(46.3%)			5.2%
Gain on partial sale of equity method investment	8,849	(8,849)	g	—	—	—		—
Gain on deconsolidation of subsidiaries, net	—	—		—	11,828	(11,828)	f	—
Interest and other, net	(13,712)	5,039	h	(8,673)	(8,948)	2,361	h	(6,587)
Income (loss) before income taxes and income (loss) in equity interests	4,226	49,344		53,570	(333,175)	364,579		31,404
(Benefit from) provision for income taxes	(8,469)	27,219	j	18,750	(39,782)	50,461	i,j	10,679
Income (loss) in equity interests, net	465	—		465	(78)	—		(78)
Income (loss) from continuing operations	13,160	22,125		35,285	(293,471)	314,118		20,647
Income from discontinued operations, net of tax	64,513	(64,513)	k	—	9,664	(9,664)	k	—
Net income (loss)	77,673	(42,388)		35,285	(283,807)	304,454		20,647
Net income attributable to noncontrolling interest	(4,061)	4,061		—	(5,482)	5,482		—
Net income attributable to Monster Worldwide, Inc.	$73,612	$(38,327)		$35,285	$(289,289)	$309,936		$20,647
*Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	$0.14	$0.25		$0.39	$(3.33)	$3.56		$0.23
Income from discontinued operations, net of tax	0.64	(0.64)		—	0.05	(0.05)		—
Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:	$0.78	$(0.39)		$0.39	$(3.29)	$3.51		$0.23
Weighted average shares outstanding:
Diluted	94,867	(3,977)	l	90,890	88,045	3,046	m	91,091
*Earnings (loss) per share may not add in certain periods due to rounding.

Note Regarding Non GAAP Adjustments:
The financial information included herein contains certain Non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of Non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
Non GAAP adjustments consist of the following:

a
Costs related to stock based compensation. Additionally, the YTD 2015 period includes $2.0m of separation costs associated with the former CEO's resignation which occurred in Q4 2014. Similarly, both the QTD and YTD 2014 periods include $4.4m of expense associated with the acceleration of shares and $5.0m of cash separation costs in connection with his resignation.

b	Restructuring related charges pertaining to the"Reallocate to Accelerate" program announced in February 2015.

c
Charges related to exited facilities primarily associated with the move to our corporate headquarters in Weston, Massachusetts. In addition, the Company recorded a $1.0m impairment on an indefinite-lived intangible in Q4 2014.

d	Impairment charge relating to capitalized software costs.

e	Goodwill impairment charge resulting from our 2014 annual impairment test which was recognized in our Careers-North America segment.

f	Gain on deconsolidation of subsidiaries, net

g	Gain on partial sale of an equity method investment during Q1 2015.

h
Non-GAAP interest expense related to the debt discount and amortization of deferred financing costs associated with the Company's convertible notes due 2019. The QTD and YTD 2014 periods also include an impairment charge related to a cost basis investment recognized in Q4 2014.

i
Non-GAAP adjustment for both the QTD and YTD 2014 periods includes a tax benefit of approximately $63.0m related to the goodwill impairment charge recognized in Q4 2014. The YTD 2014 period also includes a Non-GAAP adjustment for the tax provision on the gain on deconsolidation of subsidiaries, net recognized during Q1 2014.

j
Beginning in Q1 2015, the Non-GAAP income tax provision is calculated using a fixed long-term projected Non-GAAP tax rate of 35% as applied to Non-GAAP pre-tax income. Prior to Q1 2015, the Non-GAAP income tax adjustment was calculated using the effective rate of the reporting period, as adjusted for the effects of certain non-deductible stock based compensation and provisions for tax valuation allowances.

k
Non-GAAP adjustment relates to the sale of our remaining interest in our former subsidiary in South Korea which closed in October 2015, and primarily includes the operations of our former subsidiary. The adjustment in the QTD and YTD 2015 periods includes a net gain recognized on the sale of $76.1m ($57.4m after tax) recognized in Q4 2014.

l
Non-GAAP adjustment includes the impact, based on the average share price for the period, of the Company's outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of the Company's convertible notes due 2019.

m	Non-GAAP adjustment includes the dilutive impact of the Company's non-vested stock under employee compensation plans as anti-dilutive on a GAAP basis.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

Three Months Ended December 31, 2015	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$112,121	$47,088		$159,209
Operating income (loss) - GAAP	$18,030	$(4,956)	$(5,871)	$7,203
Non GAAP Adjustments	6,051	3,408	1,523	10,982
Operating income (loss) - Non GAAP	$24,081	$(1,548)	$(4,348)	$18,185
Adjusted EBITDA	$31,027	$1,961	$(4,098)	$28,890
Operating margin - GAAP	16.1%	(10.5)%		4.5%
Operating margin - Non GAAP	21.5%	(3.3)%		11.4%
Adjusted EBITDA margin	27.7%	4.2%		18.1%
Three Months Ended December 31, 2014	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$122,486	$52,828		$175,314
Operating loss - GAAP	$(305,847)	$(9,178)	$(18,715)	$(333,740)
Non GAAP Adjustments	329,768	1,995	11,506	343,269
Operating income (loss) - Non GAAP	$23,921	$(7,183)	$(7,209)	$9,529
Adjusted EBITDA	$30,790	$(2,918)	$(6,568)	$21,304
Operating margin - GAAP	(249.7)%	(17.4)%		(190.4)%
Operating margin - Non GAAP	19.5%	(13.6)%		5.4%
Adjusted EBITDA margin	25.1%	(5.5)%		12.2%

Twelve Months Ended December 31, 2015	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$473,806	$193,097		$666,903
Operating income (loss) - GAAP	$82,354	$(39,420)	$(33,845)	$9,089
Non GAAP Adjustments	22,469	20,917	9,768	53,154
Operating income (loss) - Non GAAP	$104,823	$(18,503)	$(24,077)	$62,243
Adjusted EBITDA	$133,719	$(4,227)	$(22,858)	$106,634
Operating margin - GAAP	17.4%	(20.4)%		1.4%
Operating margin - Non GAAP	22.1%	(9.6)%		9.3%
Adjusted EBITDA margin	28.2%	(2.2)%		16.0%
Twelve Months Ended December 31, 2014	Careers - North America	Careers - International	Corporate Expenses	Total
Revenue	$500,949	$224,622		$725,571
Operating loss - GAAP	$(246,918)	$(38,888)	$(50,249)	$(336,055)
Non GAAP Adjustments	342,359	8,241	23,446	374,046
Operating income (loss) - Non GAAP	$95,441	$(30,647)	$(26,803)	$37,991
Adjusted EBITDA	$123,359	$(12,747)	$(25,304)	$85,308
Operating margin - GAAP	(49.3)%	(17.3)%		(46.3)%
Operating margin - Non GAAP	19.1%	(13.6)%		5.2%
Adjusted EBITDA margin	24.6%	(5.7)%		11.8%